EXHIBIT 10.15

                                     LANDLORD:
                                     CONTINENTAL STEWART WAREHOUSE LIMITED
                                        PARTNERSHIP


                                     TENANT:
                                     JOS. A. BANK CLOTHIERS, INC.

                                     LEASE



                              Dated: May 11, 1994



                         Continental Stewart Warehouse
                              4241 Brookhill Road
                         Baltimore City, Maryland 21215

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                               TABLE OF CONTENTS

        1.   PAYMENT OF RENTAL........................................3
        2.   USE .....................................................3
        3.   UTILITIES................................................3
        4.   COMPLIANCE WITH LAWS.....................................3
        5.   ASSIGNMENT AND SUBLETTING................................4
        6.   LOADING CAPACITY.........................................5
        7.   INCREASE IN LANDLORD'S INSURANCE RATES...................5
        8.   INDEMNIFICATION - LIABILITY INSURANCE....................5
        9.   ALTERATIONS..............................................5
        10.  OWNERSHIP OF ALTERATIONS.................................6
        11.  REPAIRS AND MAINTENANCE..................................6
        12.  TAX/INSURANCE ESCALATION.................................7
        13.  DEFAULT..................................................7
        14.  DAMAGE OR DESTRUCTION....................................8
        15.  POSSESSION...............................................9
        16.  EXTERIOR OF PREMISES - SIGNS.............................9
        17.  RELOCATION...............................................9
        18.  FOR RENT/SALE SIGNS......................................9
        19.  RIGHT OF ENTRY...........................................9
        20.  TERMINATION OF TERM.....................................10
        21.  CONDEMNATION............................................10
        22.  SUBORDINATION...........................................10
        23.  ATTORNMENT..............................................10
        24.  PARKING AND COMMON FACILITIES...........................11
        25.  NOTICES.................................................12
        26.  NON-WAIVER..............................................12
        27.  SUCCESSORS AND ASSIGNS..................................12
        28.  SECURITY DEPOSIT........................................12
        29.  NOTICES TO MORTGAGEE/TENANT
               FINANCIAL STATEMENT...................................13
        30.  ESTOPPEL CERTIFICATE....................................13
        31.  TENANT REPRESENTATIVE...................................13
        32.  NO OFFER................................................14
        33.  CONSTRUCTION............................................14
        34.  EXISTING EQUIPMENT......................................14
        35.  WAIVER OF JURY TRIAL AND
               RIGHT TO COUNTERCLAIM.................................14
        36.  BROKERAGE...............................................15
        37.  LANDLORD'S DEFAULT......................................15
        38.  RENEWAL OPTION..........................................15
        39.  HAZARDOUS SUBSTANCES....................................15
        40.  MISCELLANEOUS...........................................16
        41.  EARLY TERMINATION RIGHT.................................17



                             Exhibit    A - Plot Plan
                             Exhibit    A-1 - Space Plan
                             Exhibit    A-2 - Survey
                             Exhibit    B - Tax Bill
                             Exhibit    C - Assessment Notice
                             Exhibit    D - Hart Refrigeration Letter

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                                 LEASE AGREEMENT

                  THIS LEASE, made this day of 11th day of May, 1994, by and between CONTINENTAL STE-WART WAREHOUSE LIMITED PARTNERSHIP, a Maryland limited partnership, having an address at P.O. Box 10147, Baltimore, Maryland 21285, (hereinafter called "Landlord"), and JOS. A. BANK CLOTHIERS, INC., a Delaware corporation, having an address at 500 Hanover Pike, Hampstead, Maryland 21074-2095 (hereinafter called "Tenant")

                  WITNESSETH, that in consideration of the rental hereinafter agreed upon and the performance of all the conditions and covenants hereinafter set forth on the part of the Tenant to be performed, the Landlord does hereby lease unto the said Tenant, and the latter does lease from the former, the following premises (hereinafter sometimes called the "premises"):

                  BEING all those premises outlined in red on the Plat attached hereto as Exhibit A, comprising 51,062 square feet, as shown on Exhibit A-1 said premises being located within a building known as Continental Stewart Warehouse, 4241 Brookhill Road, Baltimore City, Maryland 21215, as shown on the survey attached hereto as Exhibit A-2, for the term of ten (10) years, beginning sixty (60) days after delivery of premises to Tenant with Landlord's Work complete, and ending on the last day of the 120th full calendar month during the term, subject to the early termination right set forth in Section 41, at and for the annual rental of One Hundred Fifty-three Thousand One Hundred Eighty-six Dollars ($153,186.00) per annum, payable in advance, in equal monthly installments, as follows: Twelve Thousand Seven Hundred Sixty-five Dollars Fifty Cents ($12,765.50) for the first thirty
(30) months of the term; at and for the annual rental of One Hundred Sixty-five Thousand Nine Hundred Fifty-one Dollars Fifty Cents ($165,951.40) per annum, payable in advance, in equal monthly installments, as follows: thirteen Thousand Eight Hundred Twenty-nine Dollars Twenty-nine Cents ($13,829.29) for the thirty first (31st) through sixtieth (60th) month of the term; at and for the annual rental of One Hundred Seventy-eight Thousand Seven Hundred Seventeen Dollars ($178,717.00) per annum, payable in advance, in equal monthly installments, as follows: Fourteen Thousand Eight Hundred Ninety-three Dollars Eight Cents ($14,893.08) for the sixty first (61st) through ninetieth (90th) month of the term; at and for the annual rental of One Hundred Ninety-one Thousand Four Hundred Eighty-two Dollars Fifty Cents ($191,482.50) per annum, payable in advance, in equal monthly installments, as follows: Fifteen Thousand Nine Hundred Fifty-six Dollars Eighty-seven Cents ($15,956.87) for the ninety first
(91st) month through the one hundred twentieth (120th) month. Landlord and Tenant agree that once the commencement date is finally determined, Landlord and Tenant will enter into a separate Lease Commencement Agreement setting forth the commencement and expiration dates of the Lease. Payments are due on the first day of each and every month during the term of this Lease, without setoff or deduction except as specifically hereinafter Bet forth. In the event the term commences on other than the first day of any calendar month, rental for such calendar month shall be payable in an amount equal to the product of $12,765.50 multiplied by a fraction the numerator of which is the number of days within the term during such calendar month and the denominator of which is the number of days within such calendar month.

         All rentals shall be paid to Landlord at: P.O. Box 10147, Baltimore, Maryland 21285, or at such other place or to such appointee of the Landlord as Landlord may from time to time designate in writing.

         This Lease is made subject to the following additional terms, covenants and conditions:

                  1. Payment of Rental. Tenant covenants and agrees to pay the rental herein reserved and each installment thereof promptly when and as due, without setoff or deduction whatsoever, except as specifically set forth herein.

                  2. Use. Tenant covenants and agrees to use and occupy the premises solely for the following purpose: office use, warehousing, and cutting facility of clothing and related materials and for no other purpose or purposes.

                  3. Utilities. Landlord shall install a water meter or submeter at Landlord's expense and thereafter Tenant shall pay all water and sewer charges for the premises based on such meter readings. Tenant will open its own account with Baltimore Gas and Electric Company for gas and electricity upon taking possession of the Premises. Tenant shall timely pay all costs of electricity, gas, telephone and other utilities used or consumed on the premises, together with all taxes, levies or other charges on such Utilities.

                  4. Compliance with Laws. Tenant covenants and agrees that it will, at its own expense, observe, comply with and execute all laws, orders, rules, requirements and regulations of all governmental agencies, and all rules, directions, requirements and recommendations of the local board of fire underwriters and the fire insurance rating organizations having jurisdiction over the area in which the premises are situated, or other bodies or

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agencies now or hereafter exercising similar functions in the area in which the premises are situated, in any way pertaining to the premises or the use and occupancy thereof, provided, however, that Landlord shall be BO obligated with respect to the building and those portions of the premises for which Landlord is responsible in accordance with this Lease. If Tenant receives any violation notices from any governmental agencies regarding the premises, it agrees to forward a copy of such notice to Landlord for Landlord's records, together with, if the correction of such violation is Tenant's responsibility, written information evidencing Tenant's correction of such violation.

                    5.     Assignment.

                           (a) Tenant covenants and agrees not to assign this
Lease, in whole or in part, nor sublet the premises, or any part or portion thereof, nor grant any license or concession for all or any part thereof, without the prior written consent of the Landlord in each instance first had and obtained, and which consent may be withheld for any reason or no reason. If such assignment or subletting is permitted, Tenant shall not be relieved from any liability whatsoever under this Lease. In the event that the amount of the rent to be paid to the Tenant by any assignee or sublessee is greater than the rent required to be paid by the Tenant to the Landlord pursuant to this Lease, Tenant shall pay to Landlord any such excess as is received by Tenant from such assignee or sublessee. An assignment for the benefit of Tenant's creditors or otherwise by operation of law shall not be effective to transfer or assign Tenant's interest under this Lease unless Landlord shall have first consented thereto in writing.

                           (b) In the event this Lease contains a renewal option
exercisable by Tenant, Landlord's consent to an assignment or sublease of the premises or any portion thereof during the original Lease term shall be deemed to be conditioned upon the agreement of Tenant and such assignee or sublessee that such renewal right or option shall terminate and be of no further force or effect unless Landlord's consent to such assignment or sublease expressly provides otherwise.

                           (c) In the event Tenant desires to assign this Lease
other than to an assignee for which Landlord's consent is not required or to sublease all or any substantial portion of the premises, Landlord shall have the right and option to terminate this Lease, which right or option shall be exercisable by written notice from Landlord to Tenant within thirty (30) days from the date Tenant gives Landlord written notice of its desire to assign or sublease.

                           (d) Notwithstanding anything to the contrary
contained in this Lease, Tenant shall be entitled to assign this Lease upon the following terms and conditions:

                                     (i) Tenant may, without obtaining
Landlord's consent:

                                            (1) assign or otherwise transfer the
         leasehold estate created by this Lease to any "affiliate, of Tenant, which for purposes of this Lease shall be any entity under common control with Tenant, or to the parent, or any subsidiary or successor corporation of Tenant, provided said affiliate has a net worth of Five Million Dollars ($5,000,000.00) or more; and

                                            (2) merge into or consolidate with
         any corporation, provided, following such merger or consolidation, the net worth of the surviving entity shall be Five Million Dollars ($5,000,000.00) or more; and

                                            (3) assign or otherwise transfer the
         leasehold estate created by this Lease: (A) to a purchaser of all or substantially all of the assets of Tenant, as a going business, or (B) to the purchaser of the assets comprising a substantial number of Tenant's locations, provided that in any such instance the acquiring entity, immediately following such acquisition, assumes directly to Landlord the obligations to perform and be bound by this Lease for all payments and performances accruing from and after the date of such acquisition and has a net worth of Five Million Dollars ($5,000,000.00) or more.

                   (ii) In the event Tenant seeks to assign or transfer only the leasehold estate created by this Lease and does not seek to assign or transfer in conjunction therewith any of the other locations, assets or shares of Tenant, Tenant shall, subject (ii), be entitled to effect such acquiring entity has a net worth more and agrees in writing to be obligations of Tenant under this any such assignment or transfer o the ensuing provisions of this paragraph an assignment or transfer provided that the of Five Million Dollars ($5,000,000.00) or bound by all of the covenants, duties and Lease. However, prior to the consummation of Tenant shall notify Landlord in writing that such transaction is being considered, which notice ("Tenant's Transfer Notice") shall set forth (1) the trade name and legal name of proposed assignee or transferee (which trade name and legal name shall be deemed to be expressly approved by Landlord for use at the premises if Landlord does not cancel this Lease as hereinafter provided in this paragraph), and (2) a description of the business conducted by the proposed assignee or transferee (which business shall be deemed to be expressly approved by Landlord as the use of the premises if Landlord does not cancel this Lease as hereinafter provided in this paragraph). In addition, together with Tenant's Transfer Notice, Tenant shall provide Landlord with an audited financial statement of the proposed assignee or transferee. Within thirty (30) days after the date of Tenant's Transfer Notice, Landlord shall have the right to terminate this Lease by sending Tenant written notice of such termination ("Landlord's Transfer Termination Notice"). In the event Tenant receives


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Landlord's Transfer Termination Notice, Tenant shall, within thirty (30) days after Tenant's receipt of Landlord's Transfer Termination Notice, notify Landlord, in writing, of the date upon which this Lease shall terminate, which date (A) shall thereafter be the Termination Date, and (B) shall not be more than twelve (12) months after the date Tenant received Landlord's Transfer Termination Notice. In the event Tenant does not receive Landlord's Transfer Termination Notice within thirty (30) days after the date of Tenant's Transfer Notice, Landlord shall be deemed to have approved the proposed assignment or transfer, and Tenant may proceed to effect same.

                                     (iii) In the event of any permitted
assignment heretofore described in this paragraph (d), Tenant shall be and remain liable for the full performance of this Lease and for all payments and performance falling due or accruing up to the date of any such assignment or transfer, which liability shall survive the permitted assignment, but Tenant shall be relieved of any responsibility with respect to any and all covenants, duties and obligations under this Lease occurring or accruing from and after the date of any such assignment or transfer.

                                     (iv) No transfer or issuance of the shares
of Tenant shall be regarded as an assignment or transfer of the leasehold estate created by this Lease to which Landlord's consent shall be required.

                                     (v) No consent of Landlord shall be
required to any pledge or assignment of this Lease or Tenant's interest herein in connection with the Tenant's general corporate financing or a pledge or assignment of all or substantially all of Tenant's assets, leases or leasehold interests.

                    6. Loading Capacity. Tenant covenants and agrees that it shall not load the premises beyond its present carrying or loading capacity.

                    7. Increase in Landlord's Insurance Rates. Tenant will not do, or suffer to be done, anything in or about the premises, or keep or suffer to be kept, anything in or about the premises which will contravene or affect any policy of insurance, now existing or which the Landlord may hereafter place thereon, or which will prevent the Landlord from procuring such policies in companies acceptable to Landlord at standard rates. Tenant will, at Tenant's sole expense, take all such reasonable actions and make any reasonable installations or alterations as may be necessary to obtain the greatest possible reduction in the insurance rates for the premises and the building in which the premises are located, caused solely by the occupancy of Tenant and the nature of the business carried on by Tenant in the premises, or otherwise resulting directly from any act of Tenant, its agents, servants, employees or customers. Landlord represents that Tenant's uses of the premises as herein above set forth do not contravene or affect any policy of insurance now existing or the rate therefore.

                    8.   Indemnification - Liability Insurance.

                             (a) Except as may be covered by any policy of
insurance carried or required hereunder to be carried by Landlord, Tenant shall and does hereby indemnify and save harmless Landlord, its successors or assigns, from all claims and demands of every kind, that may be brought against it, them or any of them for or on account of any damage, loss or injury to persons or property in or about the premises or the building and appurtenances in which the premises are situated, arising from or out of Tenant's use or occupancy thereof or occasioned wholly or in part (in which event the indemnification shall be proportional) by any act or omission of Tenant, its agents, servants, contractors, employees or invitees, and from any and all costs and expenses, counsel fees, and other charges which may be imposed upon Landlord, its successors or assigns, or which it or they may be obligated to incur in consequence thereof.

                             (b) Tenant covenants and agrees that it will,
throughout the term of this Lease, carry and pay for public liability insurance in a company reasonably satisfactory to Landlord naming Landlord as an additional insured, with combined single limits of liability of not less than $2,000,000 for bodily injury or death for one person and $5,000,000 for bodily injury or death to any number of persons in any one occurrence, and $1,000,000 for property damage, and will furnish Landlord with a certificate of same showing a ten (10) days, notice of cancellation clause. In addition, Tenant agrees to carry casualty and property damage on its property or on any property of Landlord which is specifically demised to Tenant pursuant to this Lease, including water damage and sprinkler leakage legal liability, and Tenant specifically agrees that Landlord shall have no liability to Tenant for any property damage arising from any cause whatsoever except for any negligence of or imputed to Landlord.

                           (c) Except as may be covered by any policy of
insurance carried or required hereunder to be carried by Tenant, Landlord shall and does hereby indemnify and save harmless Tenant, its permitted successors or assigns, from all claims and demands of every kind, that may be brought against it, them, or any of them for or on account of any damage, loss or injury to persons or property in or about the premises or the building and appurtenances in which the premises are situated arising from or out of Landlord's use thereof or occasioned wholly or in part (in which event the indemnification shall be proportional) by any act or omission of Landlord, its agents, servants, contractors, employees or invitees, and from any and all costs and expenses, counsel fees, and other charges which may be imposed upon Tenant, its permitted successors or assigns, or which it or they may be obligated to

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incur in consequence thereof.

                           (d) Landlord and Tenant shall each require their
respective insurers to include in all their insurance policies which could give rise to a right of subrogation against the other, a clause or endorsement whereby said insurers shall waive any rights of subrogation against Tenant in the case of Landlord's insurers or against Landlord in the case of Tenant's insurers.

                  9. Alterations. Tenant shall not make any structural alterations to the premises, or any part thereof, without prior written consent of Landlord in each instance first had and obtained. If Tenant shall desire to make such alterations, plans for the same shall first be submitted to and approved by Landlord, and all work and installations shall be performed by Tenant at its own expense in accordance with approved plans. Tenant agrees that all such work shall be done in a good and workmanlike manner, that the structural integrity of the building shall not be impaired, and that no liens shall attach to the premises by reason thereof. Tenant agrees to obtain, at Tenant's expense, all permits required for such alterations. Tenant, may, without Landlord's consent, make any and all interior, non-structural repairs, replacements, alterations, additions, improvements or changes to the premises which Tenant may deem necessary or appropriate. Any alterations, additions or improvements installed or placed by or for Tenant in the premises (except for movable furniture, other personally, tailor shop equipment, light fixtures, trade fixtures and any other property that belongs to Tenant which may be removed without substantial alteration or damage to the premises), regardless of when made, may, at the termination of this Lease, at the option of the Landlord, become the property of Landlord and remain upon the premises.

                  10. Ownership of Alterations. Unless Landlord shall elect that all or part of any alteration made by Tenant to the premises (including any alteration consented to by Landlord pursuant to Paragraph 9 hereof) shall remain on the premises after the termination of this Lease, the premises shall be restored to their original condition by Tenant before the expiration of this Lease at Tenant's sole expense. Landlord and Tenant agree, however, that with respect to the Tenant Work set forth in Section 33 of this Lease, such Tenant Work shall be deemed as having been completed prior to the commencement date of this Lease and therefore Tenant will not have to remove any of such improvements upon the expiration or earlier termination of this Lease. Upon such election by Landlord, any such alterations, improvements, betterments or mechanical equipment, including but not limited to, heating and air conditioning systems, shall become the property of the Landlord at the expiration or sooner of the termination of this Lease, and all right, title and interest thereof of Tenant shall immediately cease, unless otherwise agreed to in writing by Landlord. Tenant shall repair promptly, at its own expense, any damage to the premises caused by bringing into the premises any property for Tenant's use, or by the installation or removal of such property, regardless of fault or by whom such damage shall be caused. Tenant, upon the expiration or earlier termination of the Term, and/or at any time during the Term, shall have the right to remove from the premises all trade fixtures belonging to Tenant (including, but not limited to, movable furniture, other personalty, tailor shop equipment, light fixtures and any other property of Tenant which may be removed without substantial alteration or damage to the premises) and all personal property of Tenant. In the event Tenant shall effect any such removal, Tenant shall be required to repair any damage to the premises caused by such removal.

                    11.    Repairs and Maintenance.

                           (a) The premises hereby leased, are leased to Tenant
"As Is," except as specifically provided herein. Further, except as herein expressly provided, Landlord shall be under no liability, nor have any obligation to do any work or make any repairs in or to the premises, and any work which may be necessary to outfit the premises for Tenant's occupancy or for the operation of Tenant's business therein is the sole responsibility of Tenant and shall be performed by Tenant at its own cost and expense. Tenant acknowledges that it has fully inspected the premises prior to the execution of this Lease, and Tenant further acknowledges that Landlord has made no warranties or representations with respect to the condition or state of repairs of the premises.

                           (b) Tenant will, during the term of this Lease, keep
the premises and appurtenances (including windows, doors, plumbing, heating and electrical facilities and installations), in good order and repair and will make all necessary repairs thereof at its own expense, except that Landlord will make all necessary repairs and replacements to the exterior masonry walls, structural components, and roof of the premises, after being notified in writing by Tenant of the need for such repairs, and shall have a reasonable time in which to complete such repairs, provided Landlord commences such repairs within twenty
(20) days (or within the shortest period necessary in order to prevent imminent death, personal injury or damage, or destruction of property) of written notification from Tenant and diligently pursues same to completion. Tenant agrees to carry a maintenance and/or service agreement or policy on the HVAC system in the premises; provided Tenant carries such policy and supplies evidence to Landlord of same upon request, Landlord will warrant the repair or replacement of any major component (e.g. heat exchangers, compressor, condenser, motors) in the HVAC system during the first twelve (12) months of the Lease. Tenant will, at the expiration of the term or at the sooner termination, deliver up the premises and any equipment specifically demised to Tenant hereunder in the same good order and condition as they were at the beginning of the tenancy, reasonable wear and tear excepted. Tenant further agrees that it will maintain the premises at its own expense in a clean, orderly and sanitary condition, free of insects, rodents, vermin and other pests; and that it will not permit undue accumulation of garbage, trash, rubbish or other refuse, but will remove the same at its own expense and will

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keep such refuse in proper containers inside the premises until removed.
Tenant's "proportionate share" of such cost shall be the same percentage of the total cost as the square foot area demised to Tenant bears to the total square foot leasable area of the entire building. Tenant further agrees that it will not install any additional electrical and/or plumbing capacity unless it has first obtained Landlord's written consent thereto, and, if such consent is given, Tenant will install the same at its own cost and expense, and Tenant shall obtain, at Tenant's expense, all permits required for such installation. The foregoing restrictions shall not apply to any distribution or redistribution of electrical and/or plumbing capacity exclusively serving the premises by Tenant within such premises.

                           (c) In the event Tenant shall not proceed promptly
and diligently to make any repairs or perform any obligation imposed upon it by subparagraphs (a) and (b) hereof within twenty (20) days (or within the shortest period necessary in order to prevent imminent death, personal injury or damage, or destruction of property) of written notification from Landlord and/or thereafter diligently pursue such repairs or perform such obligations to completion, then and in such event, Landlord may, at its option, enter the premises and do and perform the things specified in said notice, without liability on the part of Landlord for any lose or damage resulting from any such action by Landlord except in the event of negligence of or imputed to Landlord, and Tenant agrees to pay promptly upon demand any Cost or expense incurred by Landlord in taking such action.

                  12. Tax/Insurance Escalation. Notwithstanding the gross leasable area shown on Exhibit A, Landlord represents and warrants that the gross leasable area of the building is 160,840, per Landlord's rent roll. The premises hereby leased comprise approximately thirty-one and seven tenths percent (31.7%) (51,062/premises square footage divided by 160,840/gross leasable area of the building as of the date of this Lease) of the total land and/or buildings within which the premises are located.

                           (a) Tenant agrees to pay Landlord as additional rent,
thirty-one and seven tenths percent (31.7%) of any increases in real estate taxes assessed against the land and/or buildings), in excess of the taxes for the 1994/1995 fiscal year (July 1, 1994 - June 30, 1995), whether as a result of an increase in the tax rate, or the levy, assessment or imposition of any tax on real estate as such not now levied, assessed or imposed. Tenant's proportionate share shall be paid to Landlord within thirty (30) days after being billed therefor, not more than once per year. The foregoing shall apply to increase in real estate taxes assessed against the land or buildings) generally, and not resulting from improvements placed thereon by Tenant. In the event of any increases in real estate taxes resulting from improvements, alterations or additions made by Tenant, Tenant shall pay the entire amount of said increase, provided, however, that increases resulting from improvements, alterations or additions made by other tenants in the building shall be paid for by Landlord or such other tenants prior to the calculation of Tenant's share of real estate taxes. (Appraiser's worksheet shall be the sole determinate of how such increases resulted.) If this Lease shall be in effect for less than a full fiscal year, Tenant shall pay its pro rata share of taxes, based upon the number of months that this Lease is in effect. "Taxes" as used herein shall include, but not by way of limitation, all paving taxes, special paving taxes, Metropolitan District Charges, and any and all other benefits or assessments which may be levied on the premises or the land and/or buildings) in which the same are situate, and shall also include any reasonable legal fees or costs incurred by Landlord in contesting any such benefits or assessments, but shall not include any income tax on the income or rent payable hereunder. Attached hereto as Exhibits B and C, respectively, are copies of the tax bill for the land and building for the 1993/1994 fiscal year and all current assessment notices for the land and building, which notices contain, inter alia, the assessment for 1994/1995 fiscal year. Landlord represents that such copies are true, correct and complete reproductions of the originals. Any penalties or interest for late payments of real estate taxes shall not be included in the definition of real estate taxes and shall be the sole responsibility of Landlord. If any real estate taxes may be paid in installments, Landlord shall cause such real estate taxes to be paid over the longest installment period permitted and only the installment coming due during the Term shall be included within real estate taxes hereunder. All refunds, rebates and discounts received by Landlord in connection with such real estate taxes shall be deducted prior to the calculation of Tenant's proportionate share of the real estate taxes. Landlord warrants and represents to Tenant that none of the expenses included within Tenant's proportionate share of real estate taxes shall be included within any other charge payable under this Lease. The definition of real estate taxes shall not include any inheritance, estate, succession, transfer, gift, franchise, corporation, income or profit tax that is or may be imposed upon Landlord. Tenant shall have the right to audit Landlord's books and records from time to time, but not more often than once per tax year and only if Landlord fails to provide Tenant with a copy of the tax bill from which Landlord computed Tenant's proportionate share as well as copies of back-up bills for any other items properly included within the real estate taxes billed to Tenant.

                           (b) Tenant agrees to pay, as additional rent,
thirty-one and seven tenths percent (31.7%), of any increases in premiums for any insurance (including but not limited to property and liability premiums) which shall be maintained by Landlord in respect to the building over the premiums for such insurance for the first twelve (12) month period covered by such insurance beginning on or after the commencement date of the term. Insurance premiums for the base year, October 1, 1993 - September 30, 1994, the current insurance year, total $8,162.00. Landlord estimates that insurance premiums for next year's insurance year, October 1, 1994 - September 30, 1995, will total $9,800.00. Tenant's proportionate share shall be paid to Landlord within thirty (30) days after being billed therefor, not more than once per year.

                    13.      Tenant's Default.

                             (a) Tenant shall be deemed in default upon the
occurrence of any one or more of the following circumstances: (i) if Tenant shall fail to pay any rent, fee, charge or other amount due Landlord hereunder within ten (10) days after notice that the same has become due, all of which shall be deemed to be "rent" pursuant to this Lease; or (ii) if Tenant shall fail to commence performance of any non-monetary term, condition or covenant of this Lease applicable to Tenant within twenty (20) days after written notice of such failure from Landlord or shall fail to thereafter diligently prosecute completion thereof; or (iii) if Tenant or an agent of Tenant shall falsify any report required to be furnished to Landlord pursuant to the terms of this Lease; or (iv) if Tenant is adjudicated by final non-appealable order a bankrupt or insolvent by any court of competent jurisdiction, or if any such court enters any order, judgment or decree finally approving any petition against Tenant seeking reorganization, liquidation, dissolution or similar relief or if a receiver, trustee, liquidator or conservator is appointed for all or substantially all of Tenant's assets and such appointment is not contested within the period allowed by applicable rule or law and thereafter diligently defended to dismissal, or if Tenant seeks or consents to any of the relief herein above enumerated in this subparagraph or files a voluntary petition of bankruptcy or insolvency or makes an assignment of all or substantially all of its assets for the benefit of creditors or admits in writing its inability to pay its debts generally as they come due or files Articles of Dissolution, or similar writing indicating its intention to wind up or liquidate its business, with the appropriate authority of the place of its incorporation; or (v) if Tenant shall suffer this Lease to be taken under any writ of execution.

                           (b) Landlord may exercise any right under this
Section without service of notice except as otherwise set forth herein or resort to legal process and without being deemed guilty of trespass, or becoming liable for any lose or damage which may be occasioned thereby. Any notice of default shall also operate as a Notice to Quit and Tenant hereby expressly waives any other notice required by law.

                           (c) Upon default by Tenant, this Lease shall, at
Landlord's option, cease and terminate. Upon default by Tenant, Landlord upon not less than 3 days' notice may re-enter the premises, using such force as may be necessary, and remove all persons and chattels therefrom and store such property in a public warehouse or elsewhere at the cost of, and for the account of, Tenant. Landlord shall not be liable (except in the event of negligence of or imputed to Landlord) in damages or otherwise by reason of reentry or termination of the term of this Lease nor shall such re-entry or termination waive, bar, or in any way prejudice any other remedies available to Landlord. Notwithstanding such termination, the liability of Tenant for any rent provided for herein shall not be extinguished for the balance of the lease term remaining after said termination, and Landlord shall be entitled to recover immediately as liquidated damages an amount equal to the present value (calculated at prime) of the monthly rent and additional rent for the balance of the lease term, times the number of months remaining in the balance of the lease term.

                           (d) In the event of any default hereunder by Tenant,
Landlord may upon not less than three (3) days' notice or any time thereafter cure such default for the account, and at the expense of, Tenant. In the case of an emergency, Landlord need not give Tenant any notice before undertaking to cure Tenant's default. If Landlord at any time, by reason of such default, is compelled to pay or elects to pay any sum of money or do any act that will require the payment of any sum of money, or is compelled to incur any expense, the sum or sums so paid by Landlord, plus an additional fifteen percent (15%) of such sum or sums for administrative or overhead expenses shall be deemed to be additional rent hereunder and shall be due from Tenant to Landlord on the first day of the month following Landlord's payment of such respective SUMB or expenses but not less than thirty (30) days after invoice to Tenant.

                           (e) Tenant shall, at the expiration or termination of
this Lease, yield possession to Landlord, and, failing to do so, shall pay as liquidated damages for each day possession is withheld an amount per day equal to one-fifteenth (1/15th) of the monthly rent, or the highest amount permitted by law, plus other damages caused by Tenant's failure to yield Possession. All rights and remedies of Landlord herein enumerated shall be cumulative and none shall exclude any other right or remedy allowed by law and said rights and remedies may be exercised and enforced concurrently and whenever and as often as occasion therefor arises. Notwithstanding anything in this Lease to the contrary, Landlord hereby forever waives and relinquishes any lien (contractual, statutory or otherwise) which Landlord may have or claim upon Tenant's chattels, movable and non-movable fixtures, furniture, equipment, machinery, inventory and any other property now or hereafter located at the Premises and belonging to Tenant. In the event Landlord shall take possession of the Premises for any reason, Landlord shall so notify Tenant and shall permit Tenant to remove such property therefrom. The waiver of any breach of this Lease shall not constitute a waiver of the term, covenant or condition breached or of any subsequent breach of the same or any other term, covenant or condition of this Lease; and the acceptance of payment or rent during the continuance of any breach of this Lease shall not constitute a waiver of such breach. Rent including any fee, charge or other amount due from Tenant hereunder may be recovered by Landlord from Tenant by distress or action or by any legal process as may at the time be in operation and force relating to proceedings between landlords and tenants.

                           (f) Landlord may relet the whole or any portion of
the Premises, for any period equal to or greater or less than the period which would have constitute the balance of the Term, for any sum which Landlord may deem reasonable, to any tenant(s) which Landlord may deem suitable and satisfactory, and for any use and purposes which Landlord may deem appropriate, and Landlord may grant concessions of free rent. Landlord shall in no event be liable in any way whatsoever for its failure or refusal to relet the Premises or any part thereof, or in the event that the Premises are relet for its failure to collect the rent under such reletting, and no such refusal or failure to relet or failure to collect rent shall release or affect Tenant's liability for damages or otherwise under this Lease. Notwithstanding anything in this Lease to the contrary, Landlord agrees that it is obligated to act in good faith in dealing with any prospects proposed by Tenant.

                           (g) In the event Tenant fails to pay Landlord any
rent including any other charge due hereunder, also deemed to be rent, within ten (10) days from the date on which any such payment was due, Landlord may, at its option, charge Tenant a late charge equal to fifteen percent (15%) of the rental payment or other such charge, which late charge shall also be collectible as rent and shall be payable by Tenant to Landlord within ten (10) days after written notice from Landlord to Tenant assessing the same. Landlord agrees, however, that it shall not assess any late charge against Tenant until the second time during the Term that Tenant fails to pay Landlord any rent due hereunder, within ten (10) days from the date on which any such payment was due.

                    14.    Damage or Destruction.

                           (a) If, during the Lease term, the premises hereby
leased are damaged by fire or other casualty, but not to the extent that Tenant is prevented from carrying on business in the Premises, Landlord shall promptly cause such damage to be repaired; if such damage renders any portion of the premises untenantable, the rent reserved hereunder (except Tenant's share of any charges for water) shall be reduced during the period of its untenantability proportionately to the amount by which the area so rendered untenantable bears to the entire area leased hereunder, and such reduction shall be apportioned from the date of the casualty to the date when the leased premises are rendered fully tenantable. Notwithstanding the foregoing, in the event such fire or other casualty damages or destroys any of Tenant's leasehold improvements, alterations, betterments, fixtures or equipment, including Landlord's equipment specifically demised to Tenant hereunder, Tenant shall cause the same to be repaired or restored at Tenant's sole cost and expense and Landlord shall have no liability for the restoration or repair thereof.

                           (b) If, during the Lease term, the premises, or a
substantial portion of the building in which the premises is situated is rendered wholly untenantable as the result of fire, the elements, unavoidable accident or other casualty, Landlord shall have the option to terminate this Lease, such option to be exercised by Landlord by written notice to Tenant within thirty (30) days after the fire, accident or casualty. If, during the Lease term, the premises are rendered wholly untenantable as the result of fire, the elements, unavoidable accident or other casualty, Tenant shall have the option to terminate this Lease, such option to be exercised by Tenant by written notice to Landlord within thirty (30) days after the fire, accident or casualty. If, during the Lease term, a substantial portion of the premises is damaged (as hereinafter defined) as the result of fire, the elements, unavoidable accident or other casualty, then either Landlord or Tenant shall have the option to terminate this Lease, such option to be exercised by written notice to the other within fifteen (15) days after the expiration of the thirty (30) day period provided for in the sentence following. For the purpose of the immediately preceding sentence, a substantial portion of the premises shall be deemed to have been damaged if Landlord as a result of the extent of the fire, accident or casualty does not restore the premises within thirty (30) days following the fire, accident or casualty to its condition on the date Landlord delivered the premises to Tenant after completion of Landlord's Work pursuant to Section 33(a) of this Lease. In the event neither party elects to terminate this Lease as aforesaid, and Landlord has restored the premises as specified herein within thirty (30) days following the fire, accident or casualty, Tenant shall promptly and diligently perform the balance of the work necessary to restore the premises to its condition after the completion of Tenant's Work specified in Section 33(b) herein.

           Except in the case of substantial damage, wherein Landlord is required to complete its restoration work within thirty (30) days following the date of the casualty, all restoration performed pursuant to this Section 14 shall be completed as promptly as reasonably possible and the rent reserved hereunder shall abate until the earlier of thirty (30) days after the premises are again rendered tenantable or the date Tenant recommences manufacturing operations at the premises; and in the event this Lease is not earlier terminated and Landlord undertakes to restore the premises and such restoration is not completed within 180 days after the casualty, Tenant shall have the right to terminate this Lease.

                15. Possession. In case possession of the premises, in whole or in part, cannot be given to Tenant on or before sixty (60) days prior to the commencement date of the term of this Lease, Landlord agrees to abate the rent and additional rent proportionately until sixty (60) days after possession is given to Tenant, and Tenant agrees to accept such pro rata abatement as liquidated damages for the failure to obtain possession on the commencement date herein specified. The parties hereto covenant and agree that if the term of this Lease commences on a date other than the date herein specified, they will, upon the request of either of them, execute an agreement in recordable form setting forth the new commencement and termination dates of the Lease term. Under no circumstances shall Landlord be under any liability for failure to deliver possession of the premises to Tenant on the date herein specified, except that if Landlord fails to deliver to Tenant possession of the premises with Landlord's Work as set forth in Section 33, (a), (i)-(iii), completed on or before July 1, 1994, Tenant shall have the right to terminate this Lease.

                    16.    Exterior of Premises - Signs.

                             (a) Tenant covenants and agrees that it will not
place or permit any sign or other thing of any kind, in or about the exterior of the premises or the building in which the premises are situate, nor paint or make any change in, to or on the exterior of said premises to change the uniform architecture, paint or appearance of the building, without in each such instance obtaining the prior written consent of Landlord.

                             (b) Tenant further covenants and agrees not to pile
or place anything on the sidewalk, parking lot or other exterior portion of the building, nor block the sidewalk, parking lot or other exterior portion of the premises or building, nor do anything that directly or indirectly will interfere with any of the rights or ingress or egress or of light from any other tenants, nor do anything which will, in any way, change the uniform and general design of any property of Landlord in which the premises are situate.

                    17.    Relocation.  Deleted.

                    18. For Rent/Sale Signs. Landlord shall have the right to place a "For Rent" sign on any portion of the exterior of said premises for six
(6) months prior to termination of this Lease and to place a "For Sale" sign on the exterior thereof at any time. Subject to Section 19, during such six month period, Landlord may show the premises and all parts thereof to prospective tenants between the hours of 9:00 a.m. and 5:00 p.m. on any day except Saturday (unless Tenant shall otherwise then be operating the premises), Sunday or any legal holiday on which Tenant shall not be open for business.

                    19. Right of Entry. Subject to the hereinafter set forth conditions, Landlord and its agents, servants, employees, including any builder or contractor employed by Landlord, shall have the right, license and permission, at any and all reasonable times, to enter and inspect the premises or any part thereof, and at the option of Landlord, to make such reasonable repairs and/or changes in the premises to enforce and carry out any provision of this Lease. Any non-emergency entry by Landlord, or anyone acting by, through or under Landlord, shall be made at a time when Tenant is open and operating. No portion of the premises is open to members of the general public and Bo neither Landlord, nor anyone acting by, through or under Landlord, shall enter upon any portion of the premises in a non-emergency entry unless accompanied by a representative of Tenant. No work performed by or on behalf of Landlord in the premises shall unreasonably interfere with the continuation of Tenant's operations therein, and such work shall not interrupt the production schedule of Tenant, and Landlord shall use all reasonable precautions for the protection of Tenant's property. Landlord shall be responsible for restoring the premises following, and for any damage caused by, any such work.

                    20. Termination of Term. It is agreed that the term of this Lease shall expire and terminate at the end of the original term hereof (or at the expiration of the last renewal term, if this Lease contains a renewal option and the same is properly exercised), without the necessity of any notice by or to any of the parties hereto, unless otherwise provided herein. If Tenant shall occupy the premises after such expiration or termination, it is understood that Tenant shall hold the premises as a tenant from month-to-month, subject to all the other terms and conditions of this Lease.

                    21.      Condemnation.

                             (a) If, during the term of this Lease, all of the
premises or such portion thereof such that the remainder is insufficient (in Tenant's reasonable judgment) for the continuation of operations therein shall be taken by or under power of eminent domain, this Lease shall terminate as of, and the rent (basic and additional) shall be apportioned to and abate from and after, the date of taking. Tenant shall have no right to participate in any award or damages for such taking and hereby assigns all of its right, title and interest therein to Landlord.

                             (b) If, during the Lease term, less than such
portion of the premises is taken by or under power of eminent domain, this Lease shall remain in full force and effect according to its terms; and Tenant shall not have the right to participate in any award or damages for such taking and Tenant hereby assigns all of its right, title and interest in and to the award to Landlord. In such event Landlord shall, at its expense, promptly make such repairs and improvements as may be necessary to make the remainder of the premises adequate to permit Tenant to carry on its business to substantially the same extent and with substantially the same efficiency as before the taking; provided that in no event shall Landlord be required to expend an amount in excess of the award received by Landlord for such taking. If, as a result of such taking, any part of the premises is rendered permanently unusable, the basic annual rent reserved hereunder shall be reduced in such amount as may be fair and reasonable, which amount shall not exceed the proportion which the area so taken or made unusable bears to the total area which was usable by Tenant prior to the taking. If the taking does not render any part of the premises unusable, there shall be no abatement of rent.

                             (c) Nothing herein shall be deemed to prevent
Tenant from claiming and receiving from the condemning authority, if legally payable, compensation for the taking of Tenant's own tangible property and such amount as may be payable by statute or ordinance toward Tenant's damages for Tenant's loss of business, removal and relocation expenses.

         22. Subordination. Provided the holder of such mortgage or deed of trust agrees not to disturb Tenant in its use and occupancy of the premises hereunder, this Lease shall be subject to and subordinate at all times to the lien of any mortgages and/or deeds of trust now or hereafter to be made thereunder unless the mortgagee or holder of the deed of trust elects to have Tenant's interest hereunder superior to the interest of the mortgagee or holder of such deed of trust. This subordination provision shall be self-operative and no further instrument of subordination shall be required. Landlord covenants and agrees to make best efforts to obtain for and provide to Tenant from each lender, mortgagee, trustee under a deed of trust, beneficiary under a deed of trust, underlying landlord or other party whose title is now or might hereafter become superior to the title of Landlord, or who may have perfected or may perfect any title that might otherwise cause a termination of this Lease, a written agreement, providing that Tenant's use, occupancy and possession of the premises, and other rights, under this Lease will not be disturbed so long as Tenant is not then deemed to be in default hereunder at the time any such superior party (or anyone taking under such superior party) shall succeed to the interest of Landlord hereunder.

                    23.    Attornment.

                             (a) If Landlord assigns this Lease or the rents
hereunder to a creditor as security for a debt, Tenant shall, after notice of such assignment and upon demand by Landlord or the assignee, make all sums thereafter becoming due Landlord hereunder payable both to Landlord and such assignee and shall mail such sums as set forth in said notice. Tenant shall also, upon receipt of such notice, have all policies of insurance required hereunder endorsed so as to protect the assignee's interest as it may appear and shall deliver such policies, or certificates thereof, to assignee. Tenant shall be entitled to rely upon any notice from any such assignee, or any individual acting or apparently acting on behalf of such assignee, and Tenant shall not be obligated to ascertain whether such assignee, under the circumstances then existing, has the right to demand payment of the rent. In the event of any conflict between the terms of this Lease and the terms of such notice, the terms of this Lease shall control.

                             (b) In the event the premises are sold at any
foreclosure sale Or Bales, or by deed in lieu of foreclosure, by virtue of any judicial proceedings or otherwise, this Lease shall continue in full force and effect and Tenant agrees, upon request, to attorn to and acknowledge the foreclosure purchaser or purchasers at such sale as the landlord hereunder; provided such purchasers) agrees to assume Landlord's obligations and to recognize Tenant's rights hereunder.

                    24. Parking and common Facilities.

                             (a) Landlord hereby further demises and leases to
Tenant the right to use the parking spaces within the parking lot adjacent to the building (which parking spaces are outlined in red on the site plat attached hereto) for the use solely of Tenant's employees, agents, officers and invitees and Landlord agrees to restripe a portion of such spaces for handicapped parking space(s), as required by law, before June 15, 1994. Section 16(b) herein to the contrary notwithstanding, Tenant shall have the right to install, at Tenant's sole expense, and subject to Landlord's prior approval as to size and type, sign(s) designating the parking area or spaces reserved for Tenant's exclusive use. Tenant agrees not to use, and not to permit its employees, agents, officers and invitees to use, any other parking spaces except the parking spaces made available to Tenant by Landlord and such other parking spaces on the site which are not dedicated from time to time to the exclusive use of other tenants of the building, and which such other parking, if any, will be in common with all other tenants of the building. Tenant agrees that it will, at Landlord's request, furnish Landlord with a list of license plate numbers of all automobiles regularly used by Tenant's employees, agents, officers and invitees. Tenant further agrees that if any automobiles of Tenant's agents, employees, officers or invitees are found in parking areas designated for use by other tenants in the building, Landlord shall have the right to have such improperly parked vehicles towed away by a towing company designated by Landlord, and Tenant shall pay Landlord, upon demand, all costs incurred by Landlord. Landlord reserves the right to relocate (but not to an area farther from the premises than the original spaces) any of Tenant's parking spaces by reassigning to Tenant other parking spaces within the property shown on the site plan attached hereto for the exclusive use of Tenant's employees, agents, officers and invitees; provided Landlord gives Tenant written notice of such reassignment at least ten (10) days prior to the effective date thereof. In the event Landlord gives such notice to Tenant, Tenant shall instruct all of its employees, agents, officers and invitees to use only the reassigned spaces and to cease use of the spaces formerly assigned. Landlord further demises and leases to Tenant the exclusive right to use that portion of the common area outlined in green on the location plan attached hereto as Exhibit A. Such area shall be used by Tenant for loading and unloading and for the permanent location of one or more trash dumpsters.

                             (b) For purposes of this Lease, common areas and
facilities shall mean all areas, space, equipment and services provided by Landlord for the common use and benefit of tenants of the building, their employees, agents, servants, customers and other invitees; such common facilities shall include without limitation parking areas, lighting fixtures, access roads, retaining walls, landscaped areas, toilet facilities, common hallways, mechanical equipment and pedestrian walkways as Landlord shall designate. The fact that exclusive use of some portions of the common area has been given to a tenant does not operate to remove such portions from the definition of "common areas and facilities.,

                             (c) Tenant further agrees to pay Tenant's
proportionate share (as hereinafter defined) of Landlord's costs of operating, maintaining, and repairing the common areas and facilities, including, but not limited to, elevators, stairwells, loading areas, parking areas, pavements and walkways, and the cost of utilities for such common areas and facilities. Such cost shall not include the cost of any capital improvements to the building as determined under sound accounting principles or work which Landlord performs specifically for or at the expense of any tenant of the building. As used herein, Tenant's "proportionate share" shall mean the same proportion of such costs and expenses heretofore described as the square foot area leased to Tenant bears to the total leasable square foot area of the building or thirty-one and seven tenths percent (31.7%). Tenant's pro rata share of common area costs shall not in any event include: (a) any depreciation expense; (b) the cost of capital improvements made to the building and/or the property; (c) the cost of Landlord's federal, state or local income taxes; (d) the expense of principal and interest payments made by Landlord pursuant to the provisions of any mortgage or deed of trust covering any or all of the property and/or the expenses of rental payments made by Landlord pursuant to any grant or lease covering any or all of the property; (e) charges or fees for, or taxes on, the furnishing of water, sewer service, gas, fuel, electricity or other utility services to those portions of the building which are leased to tenants; (f) the cost of providing janitorial or trash removal service to those portions of the building which are leased to tenants; or (g) the cost of removing any Hazardous Materials located in the building and/or the property and/or complying with all Environmental Laws. Landlord warrants and represents that none of the expenses included in determining Tenant's pro rata share of common area costs shall be included in any other charge payable under this Lease. Tenant shall have the right to audit Landlord's books and records from time to time, but not more often than once per year, to verify the accuracy of the statements being provided by Landlord with respect to common area costs; Tenant shall only be permitted to audit for the prior year and if such a request is not made within ninety (90) days after receipt of Landlord's billing, then Landlord's billing for that year shall be deemed conclusive. Notwithstanding anything in this Lease to the contrary, Tenant's pro rata share shall not exceed $.10 per square foot for the first Lease year.

                             (d) Landlord shall notify Tenant from time to time
of the amount which Landlord reasonably estimates will be the amount payable by Tenant in accordance with paragraph (c) above, and Tenant shall pay such amounts to Landlord in equal monthly installments, in advance, on the first day of each month, simultaneously with payments of the rent reserved pursuant to page 1 hereof. Within a reasonable period of time following the end of each annual period of the term, Landlord shall submit to Tenant a statement showing the actual amounts incurred by Landlord as set forth in paragraph (c), the amount theretofore paid by Tenant, and the balance payable by, or overpayment owed to, Tenant. Tenant shall pay said balance within thirty (30) days from the date of such statement. In the event Tenant has made any overpayment, such overpayment shall be credited by Landlord against the next installment or installments of rent which are due and payable hereunder, or if the term of this Lease has expired, such overpayment shall be refunded by Landlord to Tenant, without interest, within ten (10) days after the date of such statement. Each such statement submitted by Landlord shall be final and conclusive between the parties hereto as to the matters therein set forth, if no objection is raised with respect thereto within ninety (90) days after submission of each such statement.

                             (e) Except as hereinafter specifically set forth,
Landlord shall at all times have the right and privilege of determining the nature and extent to which such common facilities may be used, and of making such changes, rearrangements, additions or reductions therein or thereto, which in Landlord's opinion are deemed to be desirable and in the best interests of all tenants of the building, or which are required as the result of any law or regulation. Tenant agrees that Landlord may establish and from time to time change, alter and enforce against Tenant such reasonable rules and regulations as Landlord may deem necessary or advisable for the proper and efficient use, operation and maintenance Of such common facilities. Landlord shall, at all times, have sole and exclusive control, management and direction of such common facilities, and may, at any time and from time to time, exclude and restrain any person from use or occupancy thereof (for good cause, if the person to be excluded or restrained is an employee, agent, officer, invites or contractor of Tenant). It shall be the duty of Tenant to keep any such facilities which Tenant is permitted to use free and clear of any obstructions created or permitted by Tenant or resulting from Tenant's use. Tenant shall be fully liable for any damage to any such facilities resulting from the negligence or misuse by Tenant, its agents, employees, contractors or invitees. Except as otherwise specifically set forth herein, Landlord may, at any time and from time to time, either temporarily or permanently, close all or any portion of such common facilities to make repairs or changes, and to do and perform such other acts as, in the exercise of good business judgment, Landlord shall determine to be advisable with a view to the improvement of the convenience and use thereof by tenants, their employees, agents and invitees. Notwithstanding anything contained herein to the contrary or Landlord's authority to promulgate new or modify existing rules or regulations, (i) Tenant shall not be required to comply with any rule or regulation which either increases Tenant's obligations or decreases Tenant's rights hereunder; (ii) Landlord shall notify Tenant in writing of all rules and regulations from time to time established and (iii) in the event of any conflict between this Lease and any rule or regulation, this Lease shall control and prevail. Notwithstanding anything to the contrary contained herein, Landlord shall not alter the nature or utility of that portion of the common facilities of which Tenant has been granted exclusive possession pursuant to Section 24(a);
(ii) reduce the number of, or
relocate farther from the premises the parking spaces granted to Tenant pursuant to Section 24(a); or (iii) alter or reduce in a manner not reasonably acceptable to Tenant the exterior lighting of the building or parking lot.

                    25. Notices. Any notice required by this Lease shall be sent by certified mail to Landlord at: 17 West Pennsylvania Avenue, Baltimore, Maryland 21204, Attention: Lawrence Rief, with copy to Legal Department, P.O. Box 10147, Baltimore, Maryland 21285. Any notice required by this Lease shall be sent by certified mail to Tenant at: 500 Hanover Pike, Hampstead, Maryland 21074-2095, Attention: Mr. Timothy P. Finley with a copy to Tenant's General Counsel at the same address (if no other address specified, such notices to Tenant shall be addressed to the leased premises). Either party may, at any time, or from time to time, designate in writing a substitute address for that above set forth, and thereafter all notices to such party shall be sent by certified mail to such substitute address.

                    26. Non-Waiver. It is understood and agreed that nothing herein shall be construed to be a waiver of any of the terms, covenants or conditions herein contained, unless the same shall be in writing, signed by the party to be charged with such waiver and no waiver of the breach of any covenant herein shall be construed as a waiver of such covenant or any subsequent breach thereof. No mention in this Lease of any specific right or remedy shall preclude Landlord or Tenant from exercising any other right or from having any other remedy or from maintaining any action to which it may be otherwise entitled either at law or in equity.

                  27. Successors and Assigns. Except as herein provided, this Lease and the covenants and conditions herein contained shall inure to the benefit of and be binding upon Tenant, its successors and assigns, and shall inure to the benefit of Tenant and only such assignees of Tenant to whom an assignment by Tenant has been consented to in writing by Landlord or to whom an assignment is otherwise permitted hereunder.

                           In the event Landlord's interest under this Lease is
transferred or assigned and written notice thereof is given to Tenant, the Landlord herein named (or any subsequent assignee or transferee of Landlord's interest under this Lease who gives such notice to tenant) shall automatically be relieved and released from and after the date of such transfer or conveyance from all liability hereunder. Further, in the event of any sale or transfer of the fee of any premises which includes the premises (other than a sale with the leaseback to the grantor) or any assignment of any ground or underlying lease of any premises which includes the premises, the grantor, transferror, or assignor, as the case may be, shall be and hereby is entirely relieved and freed of all obligations under this Lease from and after the date of such sale or transfer or assignment. Further, the liability of Landlord, its successors and assigns, under this Lease shall at all times be limited solely to Landlord's interest in the building and property of which the premises is a part and the rents and insurance therefrom. In the event the owner of Landlord's interest in this Lease is at any time an individual, partnership, joint venture or unincorporated association, Tenant agrees that such individual or members or partners of such partnership, joint venture or unincorporated association shall not be personally or individually liable or responsible for the performance of any of Landlord's obligations hereunder.

                    28.    Condition at End of Term/Security Deposit.

                           (a) Tenant agrees that at the expiration of this
Lease, or its earlier termination, there shall be no damage to the premises demised hereunder, nor to Landlord's equipment as set forth in Section 34, beyond ordinary wear and tear, and Tenant further agrees that the premises and any equipment demised hereunder shall be left in a clean, operating condition and in good order with all debris, rubbish and trash placed in proper containers. Tenant shall return all keys to the premises to Landlord. Landlord reserves the right to request that any alterations, improvements, additions made by Tenant during the term shall be removed and the premises be restored to its original condition. Notwithstanding anything in this Lease to the contrary, however, Landlord agrees that with respect to the equipment set forth in Section 34, in the event Tenant replaces any such item, then Tenant shall not be obligated to leave the replacement in place at the expiration of the term.

                           (b) Landlord reserves the right, pursuant to Section
29, that if the net worth of the Tenant at any time drops below Five Million Dollars ($5,000,000.00), as evidenced by the annual audited financial statement Tenant is required to supply to Landlord, then Landlord may demand a security deposit from Tenant of Sixteen Thousand One Hundred Dollars ($16,100.00), which sum represents a security deposit for the faithful performance of Tenant's obligations under this Lease. Tenant will, upon such demand from Landlord, pay said deposit to Landlord within ten (10) days.

                               Thereafter, Tenant agrees that Landlord shall
have the right, but not the obligation, to apply said security deposit or any portion thereof to cure or remedy any default by Tenant hereunder, including default in the payment of rent. Landlord may also, at the end of the term, apply said deposit in accord with the Maryland Annotated Code provision relating to security deposits. Said deposit, if not sooner applied, shall be returned to Tenant, without interest, within thirty (30) days after vacating of the premises by Tenant and termination of this Lease (or upon termination of the last renewal term of this Lease if this Lease contains a renewal option and Tenant exercises said option); provided (i) Tenant is not then in default under any of the provisions of this Lease; (ii) there is no damage to the premises beyond ordinary wear and tear and the premises and any equipment demised hereunder have been left in a clean condition and in good order with all debris, rubbish and trash placed in proper containers; (iii) all keys to the premises have been returned to the Landlord; and (iv) Tenant's forwarding address has been left with Landlord. Notwithstanding anything in this Lease to the contrary, however, Landlord expressly reserves the right to apply all or any portion of the security deposit against any unamortized portion of any commission paid to any real estate brokers in conjunction with this Lease, in the event this Lease is terminated prior to its scheduled expiration.

                               Tenant further agrees that Landlord shall be
entitled to commingle said security deposit with its own funds.

                  29. Notices to Mortgagee/Tenant Financial Statement. Tenant agrees that a copy of any notice of default from Tenant to Landlord shall also be sent to the holder of any mortgage or deed of trust on the premises, provided Tenant has been given written notice of the fact that such mortgage or deed of trust has been made; and Tenant shall allow said mortgagee or holder of the deed of trust a reasonable time, not to exceed thirty (30) days from the receipt of said notice, to cure, or cause to be cured, any such default. If such default cannot reasonably be cured within the time specified herein, then such additional time as may be necessary shall be allowed, provided the curing of such default is commenced and diligently pursued (including, but not limited to, commencement of foreclosure proceedings if necessary to effect such cure) in which event this Lease shall not be terminated while such remedies are being thus diligently pursued. Tenant (and the guarantor of this Lease, if this Lease is guaranteed) shall at any time and from time to time (but not more than once per year), within fifteen (15) days of written request by Landlord, deliver to Landlord Tenant's most recently prepared annual audited financial statement. Tenant represents to Landlord that as of the date of execution of this Lease, Tenant has a net worth of at lease Five Million Dollars ($5,000,000.00). If at any time Tenant's net worth drops below Five Million Dollars ($5,000,000.00) as set forth in said annual statement, Landlord reserves the right to request the security deposit. Landlord agrees to hold all Tenant supplied statements strictly confidential. Such statements, and the information shown therein, may be disclosed by Landlord to current or prospective lenders or purchasers of the property but may not be disclosed to any other parties, including, but not limited to, current or prospective tenants of the property. At the time of any request hereunder by Landlord, Landlord shall inform Tenant of the identity of any third party to which Landlord proposes to disclose Tenant's (or such guarantor's) financial statement or the information shown therein and Tenant shall be under no obligation to supply such statement for disclosure to any entity in the retail clothing or clothing manufacturing business or any entity controlling or controlled by any entity in the retail clothing or clothing manufacturing business.

                    30. Estoppel Certificate. Tenant shall, at any time and from time to time during the term of this Lease or any renewal thereof, upon request of Landlord, execute, acknowledge, and deliver to Landlord or its designee, a statement in writing, certifying that this Lease is unmodified and in full force and effect if such is the fact (or if there have been any modifications thereof, that the same is in full force as modified and stating the modifications) and the dates to which the rents and other charges have been paid in advance, if any. Any such statement delivered pursuant to this paragraph may be relied upon by any prospective purchaser of the estate of Landlord or by the mortgagee or any assignee of any mortgagee or the trustee or beneficiary of any deed of trust constituting a lien on the premises or upon property in which the premises are situate.

                    31. Tenant Representative. Name, address and telephone number of Tenant representative to be contacted in the event of emergency: Mr. Ed Jecelin, 305 Deep Dale Drive, Timonium, Maryland 21093.

                    32. No Offer. The submission of this Lease does not constitute a binding or irrevocable option or offer by Landlord to lease the premises to Tenant on the terms herein set forth, or on any other terms. Neither Landlord nor Tenant shall be bound or legally obligated in any way until such time as this Lease is fully executed by both parties hereto, and executed counterparts thereof are delivered to each of the parties.

                    33.      Construction.

                             (a) At or prior to the commencement date, Landlord
shall deliver the premises to the Tenant with the following Landlord Work completed:

                                    (i) Landlord will have entire premises
         cleaned, including roof-joists and bathrooms, will also install a separate meter or submeter for any utilities servicing the premises and not separately metered as of the date hereof; will construct the new demising wall (taped, spackled and ready for painting); will construct (taped, spackled and ready for painting) approximately fifty-four (54) feet of additional, interior partition wall as follows: (A) one wall running north/south on column H, between columns 13 and 14; and (B) one wall (with access opening as designated by Tenant) running east/west on column 14 between columns G & H; Landlord will remove approximately eighty-one (81) feet of existing, interior partition wall as follows:
         (A) one wall running east/west on column 13, between columns G and H; and (B) one wall running north/south on column G 1/2, between columns 13 and 15.

                                    (ii) Landlord will paint bathrooms and
         replace damaged sinks and for the
         existing handicapped bathroom, will make any changes necessary in order for such bathroom to fully comply with all ADA requirements.

                                    (iii) Landlord will perform such repairs to
         the roof of the premises as may be necessary to prevent roof leaks.

                                    (iv) Landlord will install new exterior
         lighting to enhance outside light levels, to meet Tenant's work schedule requirements, and will complete maintenance and repair recommendations as set forth in the Hartford Refrigeration Co., Inc. letter, dated April 29, 1994, attached hereto as Exhibit D.

                           With respect to (iv), Landlord can complete said work
on or before June 15, 1994, but will be able to deliver possession of the premises earlier to Tenant provided (i), (ii) and (iii) above have been completed by Landlord.

                             All work to be done by Landlord shall be completed
in a good and workmanlike manner in compliance with all federal, state and local laws.

                           (b) Within the first six (6) months of occupancy,
Tenant will do the following Tenant Work to the premises at Tenant's sole cost and expense:

                                    (i) Tenant will design and build a 4,000
                  square foot office to be serviced by a separate HVAC system, which Tenant will install and maintain at its sole cost and expense.

                                    (ii) Tenant will rehab existing office area
                  (2,700 square feet) per Tenant's specifications.

                                    (iii) Tenant will add additional 400 amp
                  electrical service and one (1) distribution panel (1,200 amp total).

                                     (iv) Tenant will paint the new demising
                  wall.

                             In addition, Tenant may do a complete interior lighting retrofit (T-8 and ballast). All work to be done by Tenant shall be completed in a good and workmanlike manner in compliance with all federal, state and local laws. Tenant shall have the right to use and occupy the premises and common facilities prior to the commencement date of the term provided that neither Tenant, its agents, employees nor contractors shall interfere with the completion of Landlord Work.

                    34. Existing Equipment. Landlord hereby agrees to demise to Tenant pursuant to this Lease the following existing equipment:

                    Cutting tables - approximately 1,150 linear feet; feed rail; cutting floor lights; 25 h.p. compressor (Kaiser); 10 h.p. compressor (Joy); one
(1) air dryer, bailer, alarm system, telephone system and intercom, time clocks and fire extinguishers, all of which equipment is currently installed in the premises and is being demised to Tenant "as is" with no express or implied warranties and no representation as to fitness or condition.

                    35. Waiver of Jury Trial and Right to Counterclaim. This Lease shall be construed in accordance with the laws of the state of Maryland. Landlord and Tenant shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the premises, and any emergency or other statutory remedy. Tenant further agrees that it shall not interpose any non-mandatory counterclaims) in a summary proceeding or in any action based on holdover or non-payment of rent and/or additional charges.

                    36. Brokerage. The parties hereto recognize Manekin Corporation as the broker bringing about this transaction, and Landlord shall be responsible for such broker's commission. Tenant and Landlord each covenants and agrees that it has had no other dealings with any broker or agent in connection with this Lease and covenants to pay, hold harmless and indemnify the other from and against any and all costs, expenses and liabilities for any compensation, commissions and charges claimed by any broker or agent in respect of this Lease or the negotiation thereof with whom Tenant or Landlord, as the case may be, is claimed to have had dealings.

                    37.    Landlord's Default.

                             (a) Landlord shall be deemed in default upon the
occurrence of any one or more of the following circumstances:

                                     (i) If Landlord shall fail to pay any sum
due Tenant hereunder within ten (10) days after notice that the same has become due; or

                                     (ii) If Landlord shall fail to commence
performance of any non-monetary term, condition or covenant of this Lease applicable to Landlord within twenty (20) days after written notice of such failure from Tenant or shall fail to thereafter or diligently prosecute completion thereof.

                             (b) Upon any Landlord default, Tenant shall have
the right to pursue any or all of the following remedies:

                                     (i) The right to maintain any and all
actions at law or suits in equity or other proper proceedings (including the right to injunctive relief) to enforce the curing or remedying of such default or for damages resulting from such default; and

                                     (ii) in the event of a final judgment in
Tenant's favor against Landlord, to collect said judgment by deducting from any one or more succeeding payments of rent due hereunder the amount of such final judgment, excluding any court costs, attorneys fees, or other disbursements.

                    38.      Renewal Option.  Deleted.

                    39.      Hazardous Substances.

                             (a) The term "Hazardous Substances" as used in this
Lease is defined to mean any substance defined as a "hazardous substance" or 'hazardous material" under the Comprehensive Environmental Response, Compensation and Liability Act of 1989, as amended (42 USC 9601, et seq.), or substances declared to be hazardous or toxic under any other federal, state of municipal law or regulation now or hereafter enacted or promulgated by any governmental authority having jurisdiction.

                             (b) Landlord shall indemnify, defend and hold
harmless Tenant, its permitted successors and assigns, and their respective officers, directors, beneficiaries, shareholders, partners, agents and employees from all fines, suits, procedures, claims and actions of every kind and all costs associated therewith (including attorneys' and consultants' fees) arising out of or in any way connected with any deposit, spill, discharge or other release of Hazardous Substances that occurs prior to the date hereof or that occurs after the date hereof but not caused by Tenant, its agents, contractors or employees. Landlord's obligation and liabilities under this Section shall survive the expiration of the Lease.

                             (c) Tenant shall not cause or permit to occur by
its agents, contractors or employees:

                                     (i) Any violation of any federal, state or
local law, ordinance or regulation now or hereafter enacted, related to environmental conditions on, under or about the Premises and arising from Tenant's use or occupancy of the Premises, including, but not limited to soil and ground water conditions; or

                                     (ii) The use, generation, release,
manufacture, refining, production, processing, storage or disposal of any Hazardous Substance on, under or about the Premises or the transportation to or from the Premises of any Hazardous Substance.

                             Further, it is agreed that:

                                     (iii) Tenant shall, at Tenant's own
expense, comply with all laws regulating the use, generation, storage, transportation or disposal of Hazardous Substances by Tenant ("Laws").

                                     (iv) Tenant shall, at Tenant's own expense,
make all submissions to, provide all information required by, and comply with all requirements of all governmental authorities (the "Authorities") under the Laws in connection with the use, generation, storage, transportation or disposal of Hazardous Substances by Tenant.

                                     (v) Should any Authority or any third party
demand that a cleanup plan be prepared and that a clean-up be undertaken because of any deposit, spill, discharge or other release by Tenant or its agents, contractors, employees, of Hazardous Substances that occurs during the term of this Lease, at or from the Premises, or which arises at any time from Tenant's use or occupancy of the Premises, then Tenant shall, at Tenant's own expense, prepare and submit the required plans and all related bonds and other financial assurances; and Tenant shall carry out all such cleanup plans. Landlord shall be so obligated with regard to any deposit, spill, discharge or other release of Hazardous Substances in the premises occurring prior to the date hereof or occurring after the date hereof but not caused by Tenant, its agents, contractors or employees.

                                     (vi) Tenant shall promptly provide all
information regarding the use, generation, storage, transportation or disposal of Hazardous Substances by Tenant or its agents, contractors, employees that is requested by Landlord. If Tenant fails to fulfill any duty imposed under this section within a reasonable time, Landlord may do so; and in such case, Tenant shall cooperate with Landlord in order to prepare all documents Landlord deems necessary or appropriate to determine the applicability of the Laws to the Premises and Tenant's Use thereof, and for compliance therewith, and Tenant shall execute all documents promptly upon Landlord's request. No such action by Landlord and no attempt made by Landlord to mitigate damages under any Law shall constitute a waiver of any of Tenant's obligations under this Section.

                                     (vii) All obligations and liabilities under
this Section shall survive the expiration of this Lease.

                             (d) Tenant shall indemnify, defend and hold
harmless Landlord, the manager of Landlord's buildings and their respective officers, directors, beneficiaries, shareholders, partners, agents and employees from all fines, suits, procedures, claims and actions of every kind, and all costs associated therewith (including attorneys' and consultants' fees) arising out of or in any way connected with any deposit, spill, discharge or other release of Hazardous Substances that occurs after the date hereof and is caused by Tenant, its agents, contractors or employees. Tenant's obligations and liabilities under this Section shall survive the expiration of the Lease.

                    40.    Miscellaneous.

                             (a) Binding Effect.  The terms, conditions and
agreements herein contained shall be kept and performed by the respective parties hereto and will be binding upon them and each of their successors, heirs and assigns.

                             (b) Partial Invalidity.  The invalidity of any
particular clause, phrase, section of part of this Lease by order of court or decision of any judicial authority having jurisdiction over the same shall not be construed to void or invalidate the Lease in its entirety and the remaining parts shall continue in full force and effect.

                             (c) Captions. All captions used in this Lease are
for reference purposes only. The captions do not limit and should not be used to interpret or construe any of the provisions which follow the captions.

                             (d) Attorney's Fees.  Deleted.

                             (e) Landlord shall have the right at any time to
change the name or the current address of the warehouse or both, in Landlord's sole discretion. Landlord shall incur no liability as to Tenant as the result of such change; furthermore, such change shall not entail a decrease in rental value, constitute an eviction or diminution of services, or excuse Tenant from the full performance of all its Lease obligations. Tenant agrees not to refer to the warehouse by any name or address other than that designated by Landlord.

                             (f) Joint and Several Liability. If this Lease is
executed by two or more individuals, as Tenant, the liability for all obligations on Tenant's part to be performed hereunder, specifically including but not limited to the obligation to pay all rent and additional rent provided for herein, shall be deemed to be joint and several.

                             (g) Any monies owed to Landlord by Tenant pursuant
to this Lease shall be deemed rent in the event such monies are left unpaid beyond the time set forth hereunder.

                             (h) Applicable Laws.  The parties agree that this
Agreement shall be construed only in accordance with the laws of the State of Maryland.

                             (i) Except for Tenant's obligation to pay rent, the
time of Landlord or Tenant, as the case of may be, to perform any of its respective obligations hereunder shall be extended if and to the extent that the performance thereof shall be prevented due to any strike, lockouts, civil commotions, war-like operations, invasions, rebellions, hostilities, military or usurped power, governmental regulations or controls, acts of God, or other causes beyond the control of the party whose performance is required. If Landlord shall be prevented from delivery the premises to Tenant for causes beyond the control of Landlord, then the commencement and expiration of the Term shall be extended accordingly.

                             (j) This Lease and the Riders and Exhibits attached
hereto, if any, set forth all the covenants, promises, assurances, agreements, and understandings between Landlord and Tenant concerning the premises and supersede and revoke any previous negotiations, arrangements, letters of intent, offers to lease, lease proposals, and information conveyed.

                    41. Early Termination Right. Landlord and Tenant agree that Tenant shall have the one time only right to terminate this Lease prior to its scheduled expiration, provided this Lease is in full force and effect, then free of defaults by Tenant, under the following terms and conditions:

                             (a) Tenant shall send written notice to Landlord,
certified mail, return receipt requested, notifying Landlord of its intention to exercise its right of early termination, which notice Must be received by Landlord on or before February 1, 1999;

                             (b) Provided Tenant has vacated the premises and
left the premises and Landlord equipment (whatever has not been replaced by Tenant in the interim) in the condition required hereunder pursuant to Section 28, at the time of the expiration of the term, this Lease shall be deemed terminated effective July 31, 1999, and neither party shall have any further liability to the other, except Tenant shall remain liable to Landlord for any obligations or liabilities that have accrued up to and including July 31, 1999, which liability shall survive the termination of this Lease.

                    WITNESS the hands and seals of the parties hereto the day and year first above written.

    WITNESS:                           LANDLORD:
                                       CONTINENTAL STEWART WAREHOUSE
                                       LIMITED PARTNERSHIP
                                       By: Continental Realty Corporation, Agent

    /s/ Mary P. Baxter                 By: /s/: John A. Luetkemeyer, Jr.  (Seal)
    ____________________                   _____________________________________
                                           John A. Luetkemeyer, Jr., President

    WITNESS:                           TENANT:
                                       JOS. A. BANK CLOTHIERS, INC.

    /s/: Deborah S. Timm               By: /s/: Timothy F. Finley         (SEAL)
    ____________________                   _____________________________________
                                           Timothy F. Finley, Chairman and Chief
                                           Executive Officer



STATE OF MARYLAND, COUNTY OF BALTIMORE, to wit:

                  On this 11th day of May, 1994, before me, the subscriber a Notary Public of the State of Maryland, personally appeared

                            JOHN A. LUETKEMEYER, JR.

President of the above named agent for Landlord, and he acknowledged the above Lease to be the act of the said Landlord.

IN WITNESS WHEREOF, I have hereunto set my hand and Notarial Seal.

                                       /s/: Delores F. Schafer
                                       ________________________________________
                                            Notary Public

My Commission Expires:   July 22, 1995
                      ___________________


STATE OF  MARYLAND, COUNTY OF BALTIMORE, TO WIT:

          On this 10th day of May, 1994, before me, the subscriber a Notary Public of the State of Maryland, personally appeared

                               TIMOTHY F. FINLEY

Chairman and Chief Executive Officer of the above named Tenant, and he acknowledged the above Lease to be the act of the said Tenant.

IN WITNESS WHEREOF, I have hereunto set my hand and Notarial Seal.

                                       /s/: Karen M. Mays
                                       _________________________________________
                                            Notary Public

My Commission Expires:   10/29/96
                      ______________